Exhibit 10.1.1

AMENDMENT NO. 1 TO
PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this “Agreement”) is made as of April     , 2005, by and among (i) VeriFone Holdings, Inc., a Delaware corporation (the “Company”), (ii) GTCR Fund VII, L.P., a Delaware limited partnership (“GTCR Fund VII”) and GTCR Co-Invest, L.P., a Delaware limited partnership (“Co-Invest” and together with GTCR Fund VII, each a “GTCR Purchaser” and collectively the “GTCR Purchasers”) and (iii) TCW/Crescent Mezzanine Partners III, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust III, a Delaware business trust, TCW/Crescent Mezzanine Partners III Netherlands, L.P., a Delaware limited partnership and TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership (such four TCW entities collectively the “TCW/Crescent Purchasers”).  The GTCR Purchasers and the TCW/Crescent Purchasers are collectively referred to herein as the “Purchasers” and individually as a “Purchaser”.

WHEREAS, the Purchasers and the Company are parties to a Purchase Agreement, dated as of July 1, 2002 (the “Purchase Agreement”), which set forth the terms pursuant to which the Purchasers purchased Common Stock of the Company (“Common Stock”) and Class A Preferred Stock of the Company (the “Class A Preferred Stock”);

WHEREAS, the Company expects to offer its Common Stock for sale to the public in an initial public offering pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Initial Public Offering”); and

WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.             Defined Terms.  All capitalized terms which are not defined herein shall have the same meanings as set forth in the Purchase Agreement.  Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.             Termination of Certain Provisions of the Purchase Agreement.  Upon the consummation of the Initial Public Offering, each of the following provisions of the Purchase Agreement shall terminate and shall have no further force or effect:

(a)           Section 3C (Restrictions);

(b)           Section 3D (Affirmative Covenants); and

(c)           Section 3H (Unrelated Business Taxable Income).

3.             Amendment to the Introductory Phrase of Section 3A.  The introductory phrase of Section 3A (Financial Statements and Other Information) shall be deleted in its entirety and replaced with the following phrase: “The Company shall deliver the following to each Purchaser (so long as such Purchaser or its Affiliates holds any of the Company’s Common Stock or Class A Preferred Stock); provided that in the event any Purchaser provides written notice to the Company of its election not to receive the following statements, reports, documents or other information, the Company shall not deliver such statements, reports, documents or other information to such Purchaser for such period of time as such Purchaser has indicated in its written notice:”

4.             Amendment to Section 3B.  The following sentence shall be added to the end of Section 3B (Inspection of Property):  “The right of each Purchaser under this Section 3B shall (i) terminate at such time that such Purchaser or its Affiliates no longer hold any of the Company’s Common Stock and (ii) be suspended with respect to any Purchaser for such period of time as may be designated from time to time by written notice by such Purchaser to the Company.”

5.             Amendment to Section 3F.  The following sentence shall be added to the end of Section 3F (Amendment of Other Agreements):  “The right of the Majority Holders under this Section 3F shall terminate at such time that the GTCR Purchasers or their Affiliates hold less than 37.5% of the shares of the Company’s Common Stock held by the GTCR Purchasers after the consummation of the Company’s Initial Public Offering.”

6.             New Section 3J of the Purchase Agreement.  A new Section 3J of the Purchase Agreement is hereby inserted as follows:

“3J.         Board Committees.  Upon the consummation of the Initial Public Offering, the Company shall have a three member Compensation Committee of the Board and a three member Corporate Governance Committee of the Board.  The membership of each of these committees shall include at least one representative designated by the GTCR Purchasers, to the extent permitted by applicable law and the rules of the New York Stock Exchange, and each committee’s membership shall not be increased without the consent of the GTCR Purchasers.  This Section 3J shall terminate at such time that the GTCR Purchasers or their Affiliates hold less than 37.5% of the shares of the Company’s Common Stock held by the GTCR Purchasers after the consummation of the Company’s Initial Public Offering.”

7.             Amendment to Section 7D.  The following sentence shall be added to the end of Section 7D (Consent to Amendments):  “The right of the Majority Holders under this Section 7D shall terminate at such time that the GTCR Purchasers or their Affiliates hold less than 37.5% of the shares of the Company’s Common Stock held by the GTCR Purchasers after the consummation of the Company’s Initial Public Offering.”

8.             Effective Time.  The amendments to the Purchase Agreement contemplated by this Agreement shall be deemed effective upon the consummation of the Company’s Initial Public Offering without any further action required by the parties.

9.             Governing Law.  The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.           Amendment.  No provisions of this Agreement may be amended, except as permitted pursuant to Section 7D of the Purchase Agreement, as amended by this Agreement.

11.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

VERIFONE HOLDINGS, INC.

By:
Douglas G. Bergeron
Its:	Chief Executive Officer

GTCR FUND VII, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:
Collin E. Roche, its Principal

GTCR CO-INVEST, L.P.

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:
Name:
Its:	Principal

[Signature Page to Amendment No. 1 to Purchase Agreement]

TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
TCW/CRESCENT MEZZANINE TRUST III
TCW/CRESCENT MEZZANINE PARTNERS III NETHERLANDS, L.P.

By:	TCW/Crescent Mezzanine
Management III, L.L.C.,
its Investment manager

By:	TCW/Asset Management Company,
its Sub-Advisor

By:
Name:
Title:

TCW LEVERAGED INCOME TRUST IV, L.P.

By:	TCW/Asset Management Company,
as its Investment Advisor

By:
Name:
Title:

By:	TCW Asset Management Company,
as its Managing Member of
TCW (LINC IV) L.L.C., the General
Partner

By:
Name:
Title: